Exhibit 99.1

CBTX, Inc. Reports Third Quarter Financial Results

Houston, Texas, October 24, 2019 -- CBTX, Inc., or the Company (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas, N.A., or the Bank, today announced net income of $13.1 million, or $0.52 per diluted share, for the quarter ended September 30, 2019, compared to $14.3 million, or $0.57 per diluted share, for the quarter ended June 30, 2019 and $13.0 million, or $0.52 per diluted share, for the quarter ended September 30, 2018.

Robert R. Franklin, Jr., the Company’s Chairman,  CEO and President said, “We are pleased to announce our results for the third quarter. We  maintained our strong net interest margin in an environment of downward pressure on interest rates. Our team remains disciplined in our relationship-driven approach and focused on our goal of continuing to steadily grow our earnings.”

Mr. Franklin continued, “We are in great markets and continue to see opportunities to grow our franchise. We continue to concentrate on credit quality and we expect to remain mindful of the credit headwinds that may rise in the coming year.”

“We believe that we are positioned to meet the continuing challenges of a lower interest rate environment including utilizing the  advantage provided by our great deposit mix,” he added. “We intend to finish the year strong.”

Highlights

•	Loans increased to $2.7 billion at September 30, 2019, compared to $2.6 billion at June 30, 2019 and $2.5 billion at September 30, 2018.
•

Net interest margin on a tax equivalent basis was 4.43% for the quarter ended September 30, 2019, compared to 4.53% for the quarter ended June 30, 2019 and 4.31% for the quarter ended September 30, 2018.

•	The cost of interest-bearing deposits was at 1.05% for the quarter ended September 30, 2019, compared to 1.01% for the quarter ended June 30, 2019 and 0.77% for the quarter ended September 30, 2018.
•	Nonperforming assets remain low relative to total assets at 0.03% at September 30, 2019 compared to 0.10% of total assets at June 30, 2019 and 0.18% of total assets at September 30, 2018.

Operating Results

Net Interest Income

Net interest income was $34.6 million for the third quarter of 2019, compared to $34.3 million for the second quarter of 2019 and $31.5 million for the third quarter of 2018.  The increase in net interest income in the third quarter of 2019 from the second quarter of 2019 was primarily due to higher average loans and the impact of one additional day in the third quarter of 2019 compared to the second quarter of 2019, partially offset by lower average yields on interest-earning assets, increased average interest-bearing deposits and rates on interest-bearing deposits.

The increase in net interest income in the third quarter of 2019 from the third quarter of 2018 was primarily due to higher average loan balances and yields, partially offset by the impact of higher rates on interest-bearing deposits and increased average FHLB advances.

Provision/Recapture for Loan Losses

Provision for loan loss was $579,000 for the third quarter of 2019, compared to $807,000 for the second quarter of 2019 and  a $1.1 million recapture for the third quarter of 2018.

The allowance for loan losses was $25.6 million, or 0.96% of total loans, at September 30, 2019, compared to $25.3 million, or 0.96% of total loans, at June 30, 2019, and $24.5 million, or 0.99% of total loans, at September 30, 2018.

Noninterest Income

Noninterest income was $4.1 million for the third quarter of 2019,  $7.3 million for the second quarter of 2019 and $3.5 million for the third quarter of 2018. During the second quarter of 2019, the Company received nontaxable death benefit proceeds of $4.7 million under bank-owned life insurance policies and recorded a gain of $3.3 million over the carrying value.

Noninterest Expense

Noninterest expense was $22.0 million for the third quarter of 2019,  $23.4 million for the second quarter of 2019 and $20.0 million for the third quarter of 2018. Noninterest expense decreased $1.4 million during the third quarter of 2019, compared to the second quarter of 2019, primarily due to decreased legal fees included in professional and director fees and decreased regulatory fees resulting from an FDIC deposit assessment credit received. The Bank incurred legal fees of $729,000 in the third quarter of 2019, compared to $1.4 million in the second quarter of 2019.

Noninterest expense increased  $2.1 million in the third quarter of 2019, compared to the third quarter of 2018. Salaries and benefits increased $1.5 million resulting from annual salary increases in 2019 and increased stock compensation expense due to grants of restricted stock. Professional and director fees increased $646,000 due to legal fees as noted above.

Income Taxes

Income tax expense was $3.0 million for the third quarter of 2019,  $3.1 million for the second quarter of 2019 and $3.2 million for the third quarter of 2018.

The effective tax rates were 18.61% for the third quarter of 2019,  17.69% for the second quarter of 2019 and 19.76% for the third quarter of 2018.  The decrease in the effective tax rate for the second quarter of 2019 was due to a nontaxable gain related to bank-owned life insurance policies as noted above.

Balance Sheet Highlights

Loans

Loans, excluding loans held for sale, were $2.7 billion at September 30, 2019,  $2.6 billion at June 30, 2019 and $2.5 billion at September 30, 2018.  Loans, excluding loans held for sale, increased 8.7%  during the twelve months ended September 30, 2019 due to organic growth.

Asset Quality

Nonperforming assets remain low relative to total assets at $1.1 million, or 0.03% of total assets, at September 30, 2019,  $3.3 million, or 0.10% of total assets, at June 30, 2019 and $5.8 million, or 0.18% of total assets, at September 30, 2018.

Annualized net charge-offs to average loans were 0.05% for the third quarter of 2019, 0.02% for the second quarter of 2019 and 0.02% for the third quarter of 2018.

Deposits and Borrowings

Total deposits were $2.7 billion at September 30, 2019 and $2.7 billion at June 30, 2019 and $2.7 billion at

September 30, 2018. Deposits increased 2.0%  during the twelve months ended September 30, 2019 due to normal fluctuations in customer activities.

We define total borrowings as the total of repurchase agreements, FHLB advances and notes payable. Total borrowings were $121.2 million, $90.8 million and $1.4 million at September 30, 2019,  June 30, 2019 and September 30, 2018,  respectively.  Borrowings increased during the three months ended September 30, 2019 and June 30, 2019 due to loan growth during each period.

Capital

At September 30, 2019,  the Company remained well capitalized under bank regulatory requirements.

Our ratio of tangible equity to tangible assets was 13.13% at September 30, 2019, 12.96% at June 30, 2019 and 12.40% at September 30, 2018.  Tangible equity to tangible assets is a non-GAAP financial measure.  The most directly comparable GAAP financial measure of tangible equity to tangible assets is total shareholders’ equity to total assets, which was 15.31% at September 30, 2019,  15.18% at June 30, 2019 and 14.79% at September 30, 2018.  See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

Non-GAAP Financial Measures

The Company’s accounting and reporting policies conform to United States. generally accepted accounting principles, or GAAP, and the prevailing practices in the banking industry. The Company’s management also evaluates performance based on certain additional non-GAAP financial measures. The Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows.

This press release contains certain non-GAAP financial measures including “tangible book value”, “tangible book value per common share,” “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Please refer to the table titled “Non-GAAP to GAAP Reconciliation” at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.4  billion asset bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, whether the Company can: prudently manage and execute its growth strategy; manage risks associated with its acquisition and de novo branching strategy; maintain its asset quality; address the volatility and direction of market interest rates; continue to have access to debt and equity capital markets; avoid or address interruptions or breaches in the Company’s information system security; address the costs and effects of regulatory or other government inquiries, the results of regulatory examinations, investigations or reviews or the ability to obtain the required regulatory approvals; and achieve its performance goals. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Financial Highlights (Unaudited)

(In thousands, except per share data and percentages)

	Three Months Ended					Nine Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Profitability:
Net income	$13,076	$14,315	$10,490	$14,112	$13,023	$37,881	$33,177
Basic earnings per share	$0.52	$0.57	$0.42	$0.57	$0.52	$1.52	$1.34
Diluted earnings per share	$0.52	$0.57	$0.42	$0.56	$0.52	$1.51	$1.33

Return on average assets (1)	1.53%	1.72%	1.30%	1.71%	1.62%	1.52%	1.42%
Return on average shareholders' equity (1)	9.92%	11.30%	8.59%	11.66%	11.02%	9.95%	9.65%
Net interest margin- tax equivalent (1)	4.43%	4.53%	4.56%	4.42%	4.31%	4.51%	4.32%
Efficiency ratio (2)	56.98%	56.25%	61.34%	58.67%	56.96%	58.09%	59.17%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	15.31%	15.18%	15.19%	14.87%	14.79%	15.31%	14.79%
Tangible equity to tangible assets (3)	13.13%	12.96%	12.89%	12.56%	12.40%	13.13%	12.40%
Common equity tier 1 capital ratio	14.99%	14.71%	14.53%	14.71%	14.29%	14.99%	14.29%
Tier 1 risk-based capital ratio	14.99%	14.71%	14.53%	14.76%	14.53%	14.99%	14.53%
Total risk-based capital ratio	15.88%	15.59%	15.41%	15.63%	15.44%	15.88%	15.44%
Tier 1 leverage ratio	13.23%	13.12%	13.02%	12.74%	12.84%	13.23%	12.84%

Other Data:
Weighted average common shares outstanding- Basic	24,923	24,921	24,910	24,886	24,859	24,918	24,850
Weighted average common shares outstanding- Diluted	25,046	25,042	25,054	25,046	25,060	25,053	25,007
Common shares outstanding at period end	24,923	24,923	24,918	24,907	24,859	24,923	24,859
Dividends per share	$0.10	$0.10	$0.10	$0.05	$0.05	$0.30	$0.15
Book value per share	$21.07	$20.59	$20.01	$19.58	$18.98	$21.07	$18.98
Tangible book value per share (3)	$17.62	$17.13	$16.54	$16.10	$15.48	$17.62	$15.48
Employees - full-time equivalents	504	508	494	495	489	504	489

(1)Annualized.

(2)Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)Non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

Balance Sheet Data (at period end):	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018

Loans, excluding loans held for sale	$2,676,824	$2,642,289	$2,544,709	$2,446,823	$2,463,197
Allowance for loan losses	(25,576)	(25,342)	(24,643)	(23,693)	(24,486)
Loans, net	2,651,248	2,616,947	2,520,066	2,423,130	2,438,711

Cash and equivalents	289,399	266,776	276,515	382,070	281,640
Securities	228,061	232,601	228,684	229,964	222,493
Premises and equipment	51,183	51,346	51,453	51,622	52,032
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets	5,106	5,318	5,538	5,775	6,038
Loans held for sale	—	1,408	852	—	384
Operating lease right-to-use asset	12,864	12,355	12,879	—	—
Other assets	112,774	111,805	106,525	105,585	108,205
Total assets	$3,431,585	$3,379,506	$3,283,462	$3,279,096	$3,190,453

Noninterest-bearing deposits	$1,196,720	$1,201,287	$1,229,172	$1,183,058	$1,144,985
Interest-bearing deposits	1,547,607	1,537,620	1,521,827	1,583,224	1,545,095
Total deposits	2,744,327	2,738,907	2,750,999	2,766,282	2,690,080

Repurchase agreements	1,208	805	1,600	2,498	1,351
Federal Home Loan Bank advances	120,000	90,000	—	—	—
Junior subordinated debt	—	—	—	1,571	6,726
Operating lease liabilities	15,513	14,806	15,134	—	—
Other liabilities	25,317	21,830	17,076	21,120	20,445
Total liabilities	2,906,365	2,866,348	2,784,809	2,791,471	2,718,602

Shareholders' equity	525,220	513,158	498,653	487,625	471,851
Total liabilities and shareholders' equity	$3,431,585	$3,379,506	$3,283,462	$3,279,096	$3,190,453

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands)

	Three Months Ended					Nine Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Interest income
Interest and fees on loans	$36,353	$35,608	$33,793	$33,427	$31,513	$105,754	$90,468
Securities	1,436	1,519	1,557	1,542	1,535	4,512	4,478
Other interest-earning assets	1,212	1,359	1,483	1,696	1,404	4,054	3,334
Equity investments	192	163	152	217	213	507	597
Total interest income	39,193	38,649	36,985	36,882	34,665	114,827	98,877
Interest expense
Deposits	4,130	3,822	3,584	3,551	2,961	11,536	7,035
FHLB advances and repurchase agreements	484	524	65	1	62	1,073	76
Note payable and junior subordinated debt	4	4	8	110	116	16	325
Total interest expense	4,618	4,350	3,657	3,662	3,139	12,625	7,436
Net interest income	34,575	34,299	33,328	33,220	31,526	102,202	91,441
Provision (recapture) for loan losses	579	807	1,147	(2,169)	(1,142)	2,533	413
Net interest income after provision (recapture) for loan losses	33,996	33,492	32,181	35,389	32,668	99,669	91,028
Noninterest income
Deposit account service charges	1,681	1,657	1,629	1,709	1,597	4,967	4,572
Net gain (loss) on sale of assets	190	69	88	168	152	347	492
Card interchange fees	908	941	864	921	922	2,713	2,820
Earnings on bank-owned life insurance	430	3,721	430	456	443	4,581	1,359
Other	906	915	482	605	412	2,303	1,150
Total noninterest income	4,115	7,303	3,493	3,859	3,526	14,911	10,393
Noninterest expense
Salaries and employee benefits	13,951	14,185	13,822	13,834	12,499	41,958	37,690
Net occupancy expense	2,484	2,338	2,267	2,268	2,428	7,089	7,126
Regulatory fees	144	446	464	507	488	1,054	1,546
Data processing	652	661	714	664	664	2,027	2,013
Software	469	425	440	408	400	1,334	1,168
Printing, stationery and office	313	327	353	303	291	993	858
Amortization of intangibles	221	225	232	237	245	678	748
Professional and director fees	1,455	2,282	2,091	1,123	809	5,828	2,414
Correspondent bank and customer related transaction expenses	67	66	65	64	66	198	201
Loan processing costs	124	124	95	153	102	343	295
Advertising, marketing and business development	407	532	440	406	437	1,379	1,418
Repossessed real estate and other asset expense	—	—	—	7	3	—	65
Security and protection expense	410	367	323	317	346	1,100	959
Telephone and communications	434	456	378	408	342	1,268	1,122
Other expenses	914	969	901	1,057	844	2,784	2,637
Total noninterest expense	22,045	23,403	22,585	21,756	19,964	68,033	60,260
Net income before income tax expense	16,066	17,392	13,089	17,492	16,230	46,547	41,161
Income tax expense	2,990	3,077	2,599	3,380	3,207	8,666	7,984
Net income	$13,076	$14,315	$10,490	$14,112	$13,023	$37,881	$33,177

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	Three Months Ended
	9/30/2019			6/30/2019			9/30/2018
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,655,941	$36,353	5.43%	$2,591,928	$35,608	5.51%	$2,404,491	$31,513	5.20%
Securities	234,525	1,436	2.41%	233,339	1,519	2.61%	230,592	1,535	2.64%
Other interest-earning assets	215,900	1,212	2.25%	219,639	1,359	2.48%	272,739	1,404	2.04%
Equity investments	16,154	192	4.72%	15,218	163	4.32%	16,799	213	5.01%
Total interest-earning assets	3,122,520	$39,193	4.98%	3,060,124	$38,649	5.07%	2,924,621	$34,665	4.70%
Allowance for loan losses	(25,422)			(24,829)			(25,689)
Noninterest-earnings assets	296,861			299,234			292,598
Total assets	$3,393,959			$3,334,529			$3,191,530
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,557,503	$4,130	1.05%	$1,514,697	$3,822	1.01%	$1,530,077	$2,961	0.77%
FHLB advances and repurchase agreements	84,847	484	2.26%	83,899	524	2.51%	12,657	62	1.94%
Note payable and junior subordinated debt	—	4	—	—	4	—	10,826	116	4.25%
Total interest-bearing liabilities	1,642,350	$4,618	1.12%	1,598,596	$4,350	1.09%	1,553,560	$3,139	0.80%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,189,087			1,194,645			1,145,516
Other liabilities	39,775			32,991			23,600
Total noninterest-bearing liabilities	1,228,862			1,227,636			1,169,116
Shareholders’ equity	522,747			508,297			468,854
Total liabilities and shareholders’ equity	$3,393,959			$3,334,529			$3,191,530
Net interest income		$34,575			$34,299			$31,526
Net interest spread (3)			3.86%			3.98%			3.90%
Net interest margin (4)			4.39%			4.50%			4.28%
Net interest margin—tax equivalent (5)			4.43%			4.53%			4.31%

(1)Annualized.

(2)Includes average outstanding balances related to loans held for sale.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)Tax equivalent adjustments of $257,000,  $258,000 and $261,000  for the quarter ended September 30, 2019,  June 30, 2019 and September 30, 2018, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	Nine Months Ended September 30,
	2019			2018
		Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
(Dollars in thousands)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,583,454	$105,754	5.47%	$2,366,714	$90,468	5.11%
Securities	233,913	4,512	2.58%	227,552	4,478	2.63%
Other interest-earning assets	224,123	4,054	2.42%	242,529	3,334	1.84%
Equity investments	14,419	507	4.70%	15,449	597	5.17%
Total interest-earning assets	3,055,909	$114,827	5.02%	2,852,244	$98,877	4.63%
Allowance for loan losses	(24,762)			(25,318)
Noninterest-earnings assets	299,648			289,391
Total assets	$3,330,795			$3,116,317
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,538,793	$11,536	1.00%	$1,499,925	$7,035	0.63%
FHLB advances and repurchase agreements	60,377	1,073	2.38%	5,979	76	1.70%
Note payable and junior subordinated debt	—	16	—	10,826	325	4.01%
Total interest-bearing liabilities	1,599,170	$12,625	1.06%	1,516,730	$7,436	0.66%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,186,985			1,118,408
Other liabilities	35,791			21,744
Total noninterest-bearing liabilities	1,222,776			1,140,152
Shareholders’ equity	508,849			459,435
Total liabilities and shareholders’ equity	$3,330,795			$3,116,317
Net interest income		$102,202			$91,441
Net interest spread (3)			3.96%			3.97%
Net interest margin (4)			4.47%			4.29%
Net interest margin—tax equivalent (5)			4.51%			4.32%

(1)Annualized.

(2)Includes average outstanding balances related to loans held for sale.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)Tax equivalent adjustments of $770,000 and $798,000 for the nine months ended September 30, 2019 and September 30, 2018, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Rate/Volume Analysis (Unaudited)

(In thousands)

	Three Months Ended September 30, 2019, Compared to
	Three Months Ended June 30, 2019
	Increase (Decrease) due to
(Dollars in thousands)	Volume	Rate	Days	Total
Interest-earning assets:
Total loans	$889	$(534)	$390	$745
Securities	8	(108)	17	(83)
Other interest-earning assets	(23)	(139)	15	(147)
Equity investments	10	17	2	29
Total increase (decrease) in interest income	884	(764)	424	544
Interest-bearing liabilities:
Interest-bearing deposits	109	157	42	308
FHLB advances and repurchase agreements	5	(51)	6	(40)
Note payable and junior subordinated debt	—	—	—	—
Total increase in interest expense	114	106	48	268
Increase (decrease) in net interest income	$770	$(870)	$376	$276

	Three Months Ended September 30, 2019, Compared to
	Three Months Ended September 30, 2018
	Increase (Decrease) due to
(Dollars in thousands)	Volume	Rate	Total
Interest-earning assets:
Total loans	$3,295	$1,545	$4,840
Securities	26	(125)	(99)
Other interest-earning assets	(293)	101	(192)
Equity investments	(8)	(13)	(21)
Total increase in interest income	3,020	1,508	4,528
Interest-bearing liabilities:
Interest-bearing deposits	53	1,116	1,169
FHLB advances and repurchase agreements	398	24	422
Note payable and junior subordinated debt	(112)	—	(112)
Total increase in interest expense	339	1,140	1,479
Increase in net interest income	$2,681	$368	$3,049

	Nine Months Ended September 30, 2019, Compared to
	Nine Months Ended September 30, 2018
	Increase (Decrease) due to
(Dollars in thousands)	Volume	Rate	Total
Interest-earning assets:
Total loans	$8,285	$7,001	$15,286
Securities	125	(91)	34
Other interest-earning assets	(253)	973	720
Equity investments	(40)	(50)	(90)
Total increase in interest income	8,117	7,833	15,950
Interest-bearing liabilities:
Interest-bearing deposits	182	4,319	4,501
FHLB advances and repurchase agreements	889	108	997
Note payable and junior subordinated debt	(314)	5	(309)
Total increase in interest expense	757	4,432	5,189
Increase in net interest income	$7,360	$3,401	$10,761

CBTX, INC. AND SUBSIDIARY

Yield Trend (Unaudited)

	Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Yield Trend - Annualized:
Interest-earnings assets:
Total loans	5.43%	5.51%	5.48%	5.37%	5.20%
Securities	2.41%	2.61%	2.73%	2.70%	2.64%
Other interest-earning assets	2.25%	2.48%	2.51%	2.30%	2.04%
Equity investments	4.72%	4.32%	5.02%	5.79%	5.01%
Total interest-earning assets	4.98%	5.07%	5.03%	4.87%	4.70%

Interest-bearing liabilities:
Interest-bearing deposits	1.05%	1.01%	0.94%	0.89%	0.77%
FHLB advances and repurchase agreements	2.26%	2.51%	2.28%	0.21%	1.94%
Note payable and junior subordinated debt	—	—	8.89%	4.45%	4.25%
Total interest-bearing liabilities	1.12%	1.09%	0.95%	0.91%	0.80%

Net interest spread (1)	3.86%	3.98%	4.08%	3.96%	3.90%
Net interest margin (2)	4.39%	4.50%	4.53%	4.39%	4.28%
Net interest margin—tax equivalent (3)	4.43%	4.53%	4.56%	4.42%	4.31%

(1)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(2)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(3)Tax equivalent adjustments were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances (Unaudited)

(In thousands)

	Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Average Outstanding Balances:

Assets
Interest-earnings assets:
Total loans (1)	$2,655,941	$2,591,928	$2,500,788	$2,468,415	$2,404,491
Securities	234,525	233,339	231,650	226,882	230,592
Other interest-earning assets	215,900	219,639	239,281	293,299	272,739
Equity investments	16,154	15,218	12,285	14,789	16,799
Total interest-earning assets	3,122,520	3,060,124	2,984,004	3,003,385	2,924,621
Allowance for loan losses	(25,422)	(24,829)	(24,016)	(24,305)	(25,689)
Noninterest-earnings assets	296,861	299,234	302,915	295,236	292,598
Total assets	$3,393,959	$3,334,529	$3,262,903	$3,274,316	$3,191,530

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,557,503	$1,514,697	$1,544,039	$1,578,146	$1,530,077
FHLB advances and repurchase agreements	84,847	83,899	11,578	1,925	12,657
Note payable and junior subordinated debt	—	—	365	9,817	10,826
Total interest-bearing liabilities	1,642,350	1,598,596	1,555,982	1,589,888	1,553,560
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,189,087	1,194,645	1,177,086	1,181,035	1,145,516
Other liabilities	39,775	32,991	34,634	23,083	23,600
Total noninterest-bearing liabilities	1,228,862	1,227,636	1,211,720	1,204,118	1,169,116
Shareholders’ equity	522,747	508,297	495,201	480,310	468,854
Total liabilities and shareholders’ equity	$3,393,959	$3,334,529	$3,262,903	$3,274,316	$3,191,530

(1)Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Period End Balances (Unaudited)

(In thousands, except percentages)

	9/30/2019		6/30/2019		3/31/2019		12/31/2018		9/30/2018
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$523,831	19.5%	$540,084	20.4%	$559,882	21.9%	$519,779	21.2%	$569,334	23.1%
Real estate:
Commercial real estate	875,329	32.6%	854,513	32.2%	811,742	31.8%	795,733	32.4%	776,439	31.4%
Construction and development	572,276	21.4%	559,672	21.1%	572,861	22.5%	515,533	21.0%	487,289	19.7%
1-4 family residential	287,434	10.7%	281,525	10.6%	281,502	11.0%	282,011	11.5%	288,737	11.7%
Multi-family residential	298,396	11.1%	298,887	11.3%	213,582	8.4%	221,194	9.0%	236,907	9.6%
Consumer	37,975	1.4%	39,803	1.5%	39,072	1.5%	39,421	1.6%	39,807	1.6%
Agricultural	10,836	0.4%	9,923	0.4%	8,915	0.4%	11,076	0.5%	11,609	0.5%
Other	76,860	2.9%	65,471	2.5%	64,215	2.5%	68,382	2.8%	59,484	2.4%
Gross loans	2,682,937	100.0%	2,649,878	100.0%	2,551,771	100.0%	2,453,129	100.0%	2,469,606	100.0%
Less deferred fees and unearned discount	(6,113)		(6,181)		(6,210)		(6,306)		(6,025)
Less allowance for loan losses	(25,576)		(25,342)		(24,643)		(23,693)		(24,486)
Less loans held for sale	—		(1,408)		(852)		—		(384)
Loans, net	$2,651,248		$2,616,947		$2,520,066		$2,423,130		$2,438,711

Deposits:
Interest-bearing demand accounts	$337,746	12.3%	$351,326	12.8%	$352,623	12.8%	$387,457	14.0%	$367,120	13.6%
Money market accounts	739,436	26.9%	717,883	26.2%	695,968	25.3%	737,770	26.7%	722,382	26.9%
Savings accounts	91,413	3.3%	91,828	3.4%	96,251	3.5%	96,962	3.5%	94,344	3.5%
Certificates and other time deposits, $100,000 or greater	198,561	7.3%	189,741	6.9%	181,507	6.6%	189,007	6.8%	182,552	6.8%
Certificates and other time deposits, less than $100,000	180,451	6.6%	186,842	6.8%	195,478	7.1%	172,028	6.2%	178,697	6.6%
Total interest-bearing deposits	1,547,607	56.4%	1,537,620	56.1%	1,521,827	55.3%	1,583,224	57.2%	1,545,095	57.4%
Noninterest-bearing deposits	1,196,720	43.6%	1,201,287	43.9%	1,229,172	44.7%	1,183,058	42.8%	1,144,985	42.6%
Total deposits	$2,744,327	100.0%	$2,738,907	100.0%	$2,750,999	100.0%	$2,766,282	100.0%	$2,690,080	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality (Unaudited)

(In thousands, except percentages)

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Nonperforming assets (at period end):
Nonaccrual loans:
Commercial and industrial	$354	$1,795	$1,390	$1,317	$2,161
Real estate:
Commercial real estate	159	850	862	1,517	2,751
Construction and development	—	—	—	—	13
1-4 family residential	629	624	635	656	677
Multi-family residential	—	—	—	—	—
Consumer	—	—	47	—	—
Agricultural	—	—	—	—	—
Nonaccrual loans	1,142	3,269	2,934	3,490	5,602
Accruing loans 90 or more days past due	—	9	—	—	—
Total nonperforming loans	1,142	3,278	2,934	3,490	5,602
Foreclosed assets:
Real estate	—	36	—	12	175
Other	—	—	41	—	—
Total foreclosed assets	—	36	41	12	175
Total nonperforming assets	$1,142	$3,314	$2,975	$3,502	$5,777

Allowance for Loan Losses (at period end):
Commercial and industrial	$7,470	$7,792	$8,416	$7,719	$8,763
Real estate:
Commercial real estate	7,788	7,371	6,784	6,730	6,913
Construction and development	4,825	4,579	4,700	4,298	3,606
1-4 family residential	2,338	2,236	2,249	2,281	2,454
Multi-family residential	1,829	2,178	1,457	1,511	1,630
Consumer	558	458	357	387	394
Agricultural	82	73	50	62	71
Other	686	655	630	705	655
Total allowance for loan losses	$25,576	$25,342	$24,643	$23,693	$24,486

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.03%	0.10%	0.09%	0.11%	0.18%
Nonperforming loans to total loans	0.04%	0.12%	0.12%	0.14%	0.23%
Allowance for loan losses to nonperforming loans	2239.58%	773.09%	839.91%	678.88%	437.09%
Allowance for loan losses to total loans	0.96%	0.96%	0.97%	0.97%	0.99%

CBTX, INC. AND SUBSIDIARY

Allowance for Loan Losses (Unaudited)

(In thousands, except percentages)

	Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Analysis of Allowance for Loan Losses

Allowance for loan losses at beginning of period	$25,342	$24,643	$23,693	$24,486	$25,746

Provision (recapture) for loan losses	579	807	1,147	(2,169)	(1,142)

Net (charge-offs) recoveries
Commercial and industrial	(374)	22	(206)	1,521	(114)
Real estate:
Commercial real estate	33	2	2	(156)	(3)
Construction and development	—	—	—	(1)	—
1-4 family residential	1	(11)	1	—	4
Consumer	(1)	(78)	6	1	(4)
Agricultural	—	—	—	10	—
Other	(4)	(43)	—	1	(1)
Total net (charge-offs) recoveries	(345)	(108)	(197)	1,376	(118)

Allowance for loan losses at end of period	$25,576	$25,342	$24,643	$23,693	$24,486

Net charge-offs (recoveries) to average loans(1)	0.05%	0.02%	0.03%	(0.22%)	0.02%

(1)Annualized.

CBTX, INC. AND SUBSIDIARY

Non‑GAAP to GAAP Reconciliation (Unaudited)

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non‑GAAP financial measures. We classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non‑GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non‑GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets.

We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and total shareholders’ equity to total assets:

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Tangible Equity
Total shareholders’ equity	$525,220	$513,158	$498,653	$487,625	$471,851
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	5,106	5,318	5,538	5,775	6,038
Tangible equity	$439,164	$426,890	$412,165	$400,900	$384,863
Tangible Assets
Total assets	$3,431,585	$3,379,506	$3,283,462	$3,279,096	$3,190,453
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	5,106	5,318	5,538	5,775	6,038
Tangible assets	$3,345,529	$3,293,238	$3,196,974	$3,192,371	$3,103,465

Common shares outstanding	24,923	24,923	24,918	24,907	24,859

Book value per share	$21.07	$20.59	$20.01	$19.58	$18.98
Tangible book value per share	$17.62	$17.13	$16.54	$16.10	$15.48
Total shareholders’ equity to total assets	15.31%	15.18%	15.19%	14.87%	14.79%
Tangible equity to tangible assets	13.13%	12.96%	12.89%	12.56%	12.40%

Investor Relations:

Justin M.  Long

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com